Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Service Providers,” “Representations and Warranties” in Appendix A – Form of Agreement and Plan of Reorganization, and “Appendix C - Financial Highlights” in the combined Information Statement and Prospectus of Guggenheim Mid Cap Value Fund and Guggenheim Mid Cap Value Institutional Fund (each a series of Guggenheim Funds Trust) and the captions “Service Providers” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information included in this Registration Statement (Form N-14) of Guggenheim Funds Trust, and the captions “Financial Highlights” in the Prospectus, dated January 31, 2019, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated January 31, 2019, of the Guggenheim Mid Cap Value Institutional Fund incorporated by reference into this Registration Statement, and to the incorporation by reference of our reports dated November 29, 2018 on the financial statements and financial highlights of Guggenheim Mid Cap Value Fund and Guggenheim Mid Cap Value Institutional Fund included in the Annual Reports to Shareholders for the fiscal year ended September 30, 2018.
/s/ Ernst & Young LLP
Tysons, Virginia
September 20, 2019